BROWN & BROWN, INC. PERFORMANCE STOCK UNIT AWARD AGREEMENT (Non-U.S. Key Corporate Leaders – Leveraged)

Grant Number:
Grantee:
Date of Grant:
Performance Stock Units:

This Performance Stock Unit Award Agreement (this “Agreement”) is entered into as of the date described above (the “Date of Grant”), between BROWN & BROWN, INC., a Florida corporation (together with its subsidiaries, the “Company”) and the grantee described above (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2019 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the "Committee") the discretion and authority to grant to Employees or Directors Awards of restricted rights to receive shares of the common stock of the Company, par value $.10 per share (each, a “Share”), subject to the terms and conditions of the Plan and any additional terms and conditions provided by the Committee. The Plan identifies such an Award as an Award of Restricted Stock Units. In addition, the Plan provides to the Committee the discretion and authority to specify performance-based conditions for the awarding of Restricted Stock Units under an Award of Restricted Stock Units, and identifies an Award of Restricted Stock Units with such performance-based conditions as a Performance-Based Award. Pursuant to the terms of the Plan, the Committee desires to grant an Award of Performance-Based Restricted Stock Units (“Performance Stock Units”) to the Grantee effective as of the Date of Grant. The Grantee desires to accept the Award of Performance Stock Units and agrees to be bound by the terms and conditions of the Plan and this Performance Stock Unit Award Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

1. Grant of Performance Stock Units. The Company grants to the Grantee the number of Performance Stock Units described above (the “PSUs”), effective as of the Date of Grant. Each PSU represents the right to receive a Share subject to the restrictions and conditions set forth in the Plan and this Agreement. The Grantee will have no rights as a shareholder of the Company, no dividend rights, and no voting rights with respect to the PSUs or the Shares underlying the PSUs unless and until the PSUs become awarded and vested and nonforfeitable or payable in accordance with the terms and conditions of this Agreement, and the PSUs are settled and such Shares are delivered to the Grantee in accordance with Section 7 of this Agreement. For purposes of this Agreement, the PSUs are divided into two (2) portions (each, a "Tranche"). Fifty percent (50%) of the

PSUs will be “Tranche 1 PSUs” and fifty percent (50%) of the PSUs will be “Tranche 2 PSUs.”

2. Country-Specific Provisions. Notwithstanding any provision of this Agreement to the contrary, the PSUs will be subject to the applicable special terms and provisions, if any, for the Grantee's country of residence (and country of employment, if different), as set forth in the Country-Specific Appendix (the "Appendix") attached to this Agreement. The Appendix constitutes part of this Agreement. If the Grantee is a resident of, or employed in, a country that is not listed in the Appendix, the terms and conditions of this Agreement will apply without modification (unless otherwise determined by the Committee).

3. Performance Conditions for Awarding of PSUs. Except as otherwise provided in Section 5 of this Agreement in the event of a Change in Control or the Grantee's death or Disability, the percentages, if any, of the Tranche 1 PSUs and the Tranche 2 PSUs that will be treated as awarded (the "Awarded PSUs"), and therefore eligible to become vested and nonforfeitable in accordance with Section 4 of this Agreement, will be based on the level of achievement of the applicable performance goals set forth below during the five-year (5-year) period beginning on January 1, 2026, and ending on December 31, 2030 (the “Performance Period”), subject to the terms and conditions of this Section 3.

(a) Tranche 1 PSUs – Leveraged Share Price Performance Condition. The extent to which, if any, the Tranche 1 PSUs become Awarded PSUs will be based upon the Relative Total Share Price Return and the Compound Annual Growth Rate (the "CAGR") of the Company's cumulative Share Price during the Performance Period (the "Leveraged Share Price Condition"). The percentage, if any, of the Tranche 1 PSUs that become Awarded PSUs will be determined in accordance with the following schedules:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			595%
Tier 6			468%
Tier 5			340%
Tier 4			213%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			700%
Tier 6			550%
Tier 5			400%
Tier 4			250%
Tier 3 (Target)			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			805%
Tier 6			633%
Tier 5			460%
Tier 4			288%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's Share Price falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 1 PSUs that become Awarded PSUs will be determined based on straight-line interpolation. The CAGR of the Company's Share Price for the Performance Period will be determined by comparison of (1) the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended February 15, 2026, rounded down to the nearest dollar, that is $75.00, to (2) the sum of the Share Price for each year ending December 31, 2026, 2027, 2028, 2029, and 2030.

(b) Tranche 2 PSUs – Leveraged EPS Performance Condition. The extent to which, if any, the Tranche 2 PSUs become Awarded PSUs will be based upon the Relative Total Share Price Return and the CAGR of the Company's cumulative earnings per share during the Performance Period (the "Leveraged EPS Condition"). The percentage, if any, of the Tranche 2 PSUs that become Awarded PSUs will be determined in accordance with the following schedules:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			595%
Tier 6			468%
Tier 5			340%
Tier 4			213%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			700%
Tier 6			550%
Tier 5			400%
Tier 4			250%
Tier 3 (Target)			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			805%
Tier 6			633%
Tier 5			460%
Tier 4			288%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's earnings per share falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 2 PSUs that become Awarded PSUs will be determined based on straight-line interpolation. The CAGR of the Company's earnings per share for the Performance Period will be determined by comparison of the earnings per share, as adjusted by the Committee in its discretion to exclude the effect of certain items that were unusual in nature or infrequently occurring, for the twelve-month period ending December 31, 2025, that is $4.26 per share, to the sum of the earnings per share for the twelve-month periods ending December 31, 2026, 2027, 2028, 2029, and 2030. For purposes of this Agreement, the Company's earnings per share will be calculated in accordance with generally accepted accounting principles recognized in the United States of America (“GAAP”), except that such calculation will be (i) without regard to the after-tax impact of: (a) the change in estimated acquisition earn-out payables; (b) (gain)/loss on disposal; and (c) amortization, and (ii) subject to adjustment for such items (for example, items that are unusual in nature or infrequently occurring) as, in the discretion of the Committee, are determined to be appropriately disregarded for all grantees whose agreements include a Leveraged EPS Condition. Any such determination and approval made by the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

(c) Definitions. For purposes of this Agreement, the following definitions apply:

(1) “Relative Total Share Price Return” means the Company’s Total Share Price Return as compared to the median Total Share Price Return of the S&P 500 Index.

(2) “Share Price” means the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended December 31 for an applicable year.

(3) "S&P 500 Index” means the Company and each other company included in Standard & Poor’s 500 index as of the first day of the Performance Period; provided, however: (a) in the event that a member of the S&P 500 Index is delisted or is merged with or acquired by another company during the Performance Period, it shall be excluded from the S&P 500 Index; and (b) notwithstanding (a) above, in the event that a member of the S&P 500 Index files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a member of the S&P 500 Index member and shall be placed at the bottom of the S&P 500 Index for purposes of determining the Relative Total Share Price Return.

(4) “Total Share Price Return” means, with respect to both the Company and the S&P 500 Index (and its median), a rate of return reflecting annualized share price appreciation, excluding the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period.

(d) Procedure. As soon as administratively practicable, but no later than seventy (70) days following the last day of the Performance Period (the “Determination Period”), the Committee will determine the level of achievement of the performance goal applicable to each Tranche. The applicable percentage, if any, of each Tranche will become Awarded PSUs on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the "General Awarded

Date"), provided that the Grantee has been continuously employed by the Company since the Date of Grant. For the avoidance of doubt, the Committee's determinations of the levels of achievement of the performance goals for the Tranche 1 PSUs and the Tranche 2 PSUs may occur on different dates during the Determination Period, and therefore the General Awarded Dates applicable to the Tranches are not required to be identical. Also for the avoidance of doubt, any reference in this Agreement to Awarded PSUs that does not include a reference to either of the Tranches will be a reference to the PSUs in both Tranches that become Awarded PSUs pursuant to either this Section 3 or Section 5 of the Agreement. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(e) Forfeiture. Except as otherwise provided in Section 5 of this Agreement in the event of a Termination After Change in Control or the Grantee's death or Disability, if the Grantee's employment with the Company terminates for any reason before the General Awarded Date for a Tranche, the Grantee's interest in one hundred percent (100%) of the PSUs in the Tranche will be forfeited immediately upon the Grantee's termination of employment with the Company. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" or similar references will be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company will not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee, or from full-time Employee to part-time Employee. The determination of whether and when the Grantee is no longer actively employed for purposes of this Agreement will be made by the Committee in its discretion. In addition, except as otherwise provided in Section 5 of this Agreement, any PSUs in a Tranche that do not become Awarded PSUs on the General Awarded Date for the Tranche based on the Committee's determination of the level of achievement of the performance goal applicable to the Tranche will be forfeited immediately on such General Awarded Date and will not be eligible to become vested and nonforfeitable in accordance with Section 4 of this Agreement.

4. Employment Condition for Vesting of Awarded PSUs. Except as otherwise provided in Section 5 of this Agreement in the event of a Termination After Change in Control or the Grantee's death or Disability, the Grantee's interest in the Awarded PSUs will become vested and nonforfeitable at the rate of one third (1/3) of the

Awarded PSUs on the sixth (6th) anniversary of the Date of Grant, an additional one third (1/3) of the Awarded PSUs on the seventh (7th) anniversary of the Date of Grant, and the remaining one third (1/3) of the Awarded PSUs on the eighth (8th) anniversary of the Date of Grant, provided that in all instances the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 5 of this Agreement, if the Grantee's employment terminates for any reason before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable in accordance with this Section 4, the Grantee's interest in the unvested Awarded PSUs will be forfeited.

5. Treatment of PSUs upon Change in Control or Death or Disability. The purpose of this Section 5 is to provide special rules that may apply to the awarding or vesting, or both the awarding and vesting, of PSUs in the event of a Change in Control, or the Grantee's death or Disability. For the avoidance of doubt, a reference in this Agreement to the occurrence of an event "prior to awarding" or similar references will mean that the event occurs before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 3(d) of this Agreement, and therefore before any portion of the affected PSUs become Awarded PSUs in accordance with Section 3(d) of this Agreement, or if applicable in the event of a Change in Control, before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 5(a)(1)(A) of this Agreement, and therefore before any portion of the affected PSUs become Awarded PSUs in accordance with Section 5(a)(1)(A) of this Agreement. Similarly, a reference to the occurrence of an event "after awarding" or similar references will mean that the event occurs after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 3(d) of this Agreement, and therefore after the applicable portion, if any, of the affected PSUs have become Awarded PSUs in accordance with Section 3(d) of this Agreement, or if applicable in the event of a Change in Control, after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 5(a)(1)(A) of this Agreement, and therefore after the applicable portion, if any, of the affected PSUs become Awarded PSUs in accordance with Section 5(a)(1)(A) of this Agreement.

(a) Change in Control.

(1) Prior to General Awarded Date.

(A) Awarding of PSUs Following Change in Control. If a Change in Control occurs after the Date of Grant but prior to awarding or forfeiture of the Grantee's interest in the PSUs, a percentage of each of the Tranche 1 PSUs and the Tranche 2 PSUs will become Awarded PSUs, provided that the Grantee has been continuously employed by the Company since the Date of Grant. The percentage of the PSUs in each Tranche that become Awarded PSUs will be the greater of:

1. 100% of the PSUs in the Tranche; or

2. the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 3(a) with respect to the Tranche 1 PSUs or Section 3(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 3) of the performance goal applicable to the Tranche from the first day of the Performance Period to the date on which the Change in Control occurs.

The applicable percentage of each Tranche will become Awarded PSUs on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the "Change in Control Awarded Date"). For purposes of such determinations by the Committee, the Determination Period will end no later than seventy (70) days following the date on which the Change in Control occurs. For the avoidance of doubt, the Committee's determinations of the achievement of the performance goals for the Tranche 1 PSUs and the Tranche 2 PSUs may occur on different dates, and therefore the Change in Control Awarded Dates applicable to the Tranches are not required to be identical. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(B) Vesting of Awarded PSUs Following Change in Control Awarded Date. Unless the Grantee's employment with the Company terminates by reason of Termination After Change in Control (as defined below) after the Change in Control Awarded Date but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable in accordance with Section 4 of this Agreement, the Grantee's interest in the PSUs that become Awarded PSUs in accordance with Section 5(a)(1)(A) above will become fully vested and nonforfeitable at the rate of one third (1/3) of the Awarded PSUs on the sixth (6th) anniversary of the Date of Grant, an additional one third (1/3) of the Awarded PSUs on the seventh (7th) anniversary of the Date of Grant, and the remaining one third (1/3) of the Awarded PSUs on the eighth (8th) anniversary of the Date of Grant, provided that the Grantee has been continuously employed by the Company since the Date of Grant. However, if the Grantee’s employment with the Company terminates by reason of Termination After Change in Control (as defined below) but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable in accordance with Section 4 of this Agreement, the PSUs that become Awarded PSUs in accordance with Section 5(a)(1)(A) above will become fully vested and nonforfeitable as of the date of such Termination After Change in Control. For purposes of this Section 5(a), the following definitions will apply:

1. “Termination After Change in Control” will mean either of the following events occurring after a Change in Control:

a. termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause (as defined below); or

b. upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Change in Control.

Notwithstanding any provision herein to the contrary, Termination After Change in Control will not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Change in Control.

2. “Termination for Cause” will mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iii) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (iv) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing will be determined in the discretion of the Company.

3. “Constructive Termination” will mean any one or more of the following:

a. without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with and resulting in a material diminution of the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;

b. without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;

c. any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless comparable reductions are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

d. any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

The Grantee must provide written notice to the Company of the existence of one or more adverse conditions specified in clauses a. through d. above within ninety (90) days of the initial existence of the adverse condition(s), and the effective date of the Grantee’s resignation must be within one (1) year following the effective date of the occurrence of the applicable adverse condition(s). Notwithstanding the foregoing provisions of this definition of Constructive Termination, if the Company remedies the adverse condition(s) within thirty (30) days of being notified of the adverse condition(s), no Constructive Termination will occur.

(2) On or After General Awarded Date. If the Grantee’s employment with the Company terminates by reason of Termination After Change in Control after the General Awarded Date, but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable in accordance with Section 4 of this Agreement or is forfeited, the Awarded PSUs will become fully vested and nonforfeitable as of the date of such Termination After Change in Control.

(b) Death or Disability.

(1) Prior to Awarding. If Grantee dies or becomes Disabled prior to awarding or forfeiture of the Grantee's interest in the PSUs, a portion of the PSUs will become vested and nonforfeitable on the date of the Grantee's death or Disability. The portion of the PSUs that will become vested and nonforfeitable pursuant to this Section 5(b)(1) will be equal to the following:

(A) a fraction, the numerator of which will equal the number of full months of the Grantee's employment with the Company during the Performance Period, and the denominator of which will equal sixty (60), multiplied by

(B) the greater of:

1. 100% of the PSUs in the Tranche; or

2. the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 3(a) with respect to the Tranche 1 PSUs or Section 3(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 3) of the performance goal applicable to the Tranche from the first day of the Performance Period to end of the twelve (12)-month period ended December 31 immediately preceding the date of such death or Disability.

(2) After Awarding. If the Grantee dies or becomes Disabled after awarding, but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable or is forfeited, the Awarded PSUs will become fully vested and nonforfeitable on the date of the Grantee's death or Disability.

6. Adjustments in Number of PSUs. If the Shares underlying the PSUs are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of PSUs will be equitably adjusted to reflect such changes in accordance with the Plan. Any such adjustment made by the Company's Board of Directors or the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

7. Settlement of PSUs.

(a) Timing of Settlement. Unless and until the PSUs become vested and nonforfeitable in accordance with the terms and conditions of this Agreement, the Grantee will have no right to settlement of the PSUs. On or as soon as administratively practicable (and no later than thirty (30) days) after the applicable date of vesting under Section 4 or Section 5 of this Agreement, the Company will settle the vested Awarded PSUs by delivering to the Grantee (or the Grantee’s beneficiary in the event of death) a number of Shares equal to the number of Awarded PSUs that have become vested and nonforfeitable and are to be settled at the applicable settlement date, subject to the provisions of Section 12 of this Agreement relating to tax withholding. The Grantee will have no influence on any determination as to the tax year in which settlement will be made during a specified period following the date or event that triggers a right to settlement.

(b) Manner of Settlement; No Fractional Shares. Subject to the provisions of Section 12 of this Agreement relating to tax withholding, upon settlement of the PSUs that are to be settled at the applicable settlement date, the delivery to the Grantee of the number of Shares equal to the number of settled PSUs will be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional Share that would otherwise result from the application of any provision of this Agreement will be rounded down to the nearest whole number, as determined by the Committee in its discretion.

(c) Effect of Settlement. Neither the Grantee nor any beneficiary of the Grantee will have any further rights or interest in any PSUs that have been settled. The Company retains discretion to determine the settlement date in accordance with Section 7(a) of this Agreement and the terms of the Plan, and no Grantee or beneficiary of a Grantee will have any claim for damages or loss by virtue of the fact that the market price of the Shares was higher on a given date upon which settlement could have been made as compared to the market price on or after the actual settlement date. The Company will not be liable for any foreign exchange rate fluctuation between the Grantee's local currency and the U.S. Dollar that may affect the value of the PSUs or of any amounts due to the Grantee pursuant to the PSUs or the subsequent sale of any Shares acquired under the Plan.

8. Delivery of Vested PSUs; No Fractional Shares. Subject to the provisions of Section 12 relating to tax withholding, the delivery to the Grantee of the PSUs that become fully vested and nonforfeitable under Section 4 or Section 5 of this Agreement will be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional Share that would otherwise result from the application of any provision of this Agreement will be rounded down to the nearest whole number, as determined by the Committee in its discretion.

9. Dividend Equivalents. The Plan provides that this Agreement may include provisions for the payment of Dividend Equivalents (defined below). For purposes of the Plan and this Agreement, a “Dividend Equivalent” is a right to receive a payment equal to the amount of cash dividends and value of other distributions that would have been payable on a Share subject to a PSU during a period of time had such Share been issued to the Grantee during such period of time. Except as otherwise provided in the Appendix, if a cash dividend is declared on Shares during the period beginning on the General Awarded Date or Change in Control Awarded Date, whichever is applicable, and ending on the date that Shares are issued in settlement of PSUs, the Grantee will accrue

Dividend Equivalents on the PSUs equal to the cash dividend or distribution that would have been paid on the PSUs had the PSUs been issued and outstanding Shares on the record date for the dividend or distribution. Dividend Equivalents will not be paid with respect to PSUs that have been forfeited. Accrued Dividend Equivalents will be denominated and payable solely in cash, and will be paid by the Company directly to the Grantee no later than thirty (30) days following the applicable dividend payment date.

10. Administration. The Committee will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

11. Non-Transferability.

(a) In General. Neither the PSUs nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 11 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with this Section 11.

(b) Beneficiary Designations. The Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits with respect to the PSUs following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If the Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by the Grantee will revoke all prior designations made by the Grantee.

12. Tax Withholding. The Grantee will pay all applicable income, employment, social insurance, payroll, and other taxes that the Company or any affiliate is required to withhold at any time with respect to the PSUs in any jurisdiction. Such payment will be made in full by the deduction from the number of Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the PSUs, the smallest number of whole Shares which, when multiplied by the fair market value of a Share on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. However, if the Company determines in its discretion that withholding in Shares is not possible or sufficient to satisfy the amount of the tax withholding obligation, the Company may satisfy the withholding obligation by withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company, or by requiring the Grantee to pay to the Company an amount necessary to satisfy the withholding obligation. The Company may withhold or account for taxes by considering statutory or other withholding rates, including minimum or maximum rates, applicable in the Grantee's jurisdiction(s). The Grantee's entry into this Agreement will confirm Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the PSUs in accordance with this Section 12.

13. Data Privacy.

(a) Collection and Use of Data. The Company may collect, process, and transfer certain personal data about the Grantee, including the Grantee's name, identification numbers, contact information, tax residency, compensation, and equity award history (the "Data"), for the purpose of administering the Plan. The Company processes Data (i) as necessary for the performance of its obligations under this Agreement and the Plan, (ii) for its legitimate interests in administering the Plan, and (iii) where applicable, based on the Grantee's consent.

(b) Disclosure and Transfer. The Company may share Data with certain third parties assisting with the implementation, administration and management of the Plan, including: (i) securities or financial intermediaries or service providers selected by the Grantee or the Company for purposes of administering the Plan, depositing any Shares acquired pursuant to the Plan into an account, executing transactions and performing other services related to such account; (ii) the Company's accountants, auditors and legal counsel; and (iii) any future potential purchaser of the Company (or of any of its undertakings) for the purpose of administering the Plan (including the PSUs) and/or confirming the Grantee's entitlement to the PSUs where such entitlement is relevant to such potential purchase. Data will be transferred to the U.S. and may be transferred to other countries as necessary.

(c) Data Subject Rights. The Grantee may access, correct, or request deletion of Data, and may withdraw consent, by contacting stockcompensation@bbins.com in writing. If the Grantee withdraws consent, the Company will continue to process Data to the extent permitted under other legal bases, but the Company's ability to administer the PSUs may be limited; however, the Grantee's employment will not be adversely affected.

14. Purpose and Nature of PSUs. The PSUs are intended to provide an incentive for the Grantee to put forth maximum effort for the continued success and growth of the Company and to recognize and reward the Grantee’s outstanding individual performance, taking into consideration such factors as the contributions of the Grantee to the profitability and success of the Company and the adequacy of the Grantee’s other compensation. This Agreement is not established to defer the payment of compensation to the termination of the Grantee’s employment or beyond, or to provide retirement income to the Grantee, but is established as a “bonus program” as defined under U.S. Department of Labor Regulation Section 2510.3-2(c) and will be construed and administered in accordance with such intention. Because the PSUs are not intended to provide retirement income or result in the systematic deferral of income to termination of employment, this Agreement is not intended to be an “employee pension benefit plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). However, to the extent that this Agreement is determined to be an “employee pension benefit plan” for purposes of ERISA, this Agreement will be treated as a plan maintained “primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” as described in Section 201(2) of ERISA.

15. No Contract of Employment; Nature of Grant.

(a) The Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. The grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu thereof.

(b) The Grantee's participation in the Plan is voluntary. The PSUs and any underlying Shares, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculation of severance, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension, retirement or welfare benefits. The PSUs are not pensionable and are not intended to replace any pension rights or compensation.

(c) The grant of PSUs and the Grantee's participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, and will not interfere with the Company's ability to terminate the Grantee's employment at any time.

(d) The Grantee will have no right to compensation or damages for any loss or potential loss suffered by reason of being unable to acquire or retain Shares pursuant to the PSUs in consequence of the termination of employment for any reason, including loss of any right, benefit, or prospective benefit under the Plan.

(e) For purposes of this Agreement, the Grantee's employment will be considered terminated as of the date the Grantee is no longer actively providing services to the Company, and will not include "garden leave" or any period in which the Grantee is not regularly reporting to work due to impending termination.

16. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its Secretary and any notice to be given to the Grantee will be addressed to the address on file for the Grantee with the Company’s Payroll Department. By a notice given pursuant to this Section 16, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 16. Any notice will have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a postal receptacle regularly maintained by the U.S. Postal Service or postal service of the jurisdiction in which the notice is mailed.

17. Titles; English Language. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. If the Grantee has received this Agreement, the Plan, or any other rules, procedures, forms or documents related to the PSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

18. Disposition. Upon receipt of any of the Shares as a result of the satisfaction of all conditions to the grant of the PSUs, the Grantee will, if requested by the Company in order to assure compliance with applicable law, hold such Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, will deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee will give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

19. Compliance with Laws. The Company reserves the right to impose other requirements on the Grantee's participation in the Plan, on the PSUs, and on any Shares acquired or cash payments made pursuant to the Agreement, to the extent the Company determines it is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Grantee agrees to take any and all actions as may be required to comply with the Grantee's personal legal and tax obligations under all laws, rules, and regulations applicable to the Grantee. The Grantee acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements that may affect the Grantee's ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any Dividend Equivalents or dividends) in a brokerage or bank account outside the Grantee's country. The Grantee may be required to report such accounts, assets, or related transactions to the tax or other authorities in the Grantee's country. The Grantee acknowledges that it is the Grantee's responsibility to comply with such regulations.

20. Counterparts; Severability. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability will not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which will remain in full and effect.

21. Entire Agreement; Amendments. This Agreement (including the Appendix and any documents or instruments referred to herein) constitutes the entire agreement regarding the PSUs among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment will not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

22. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By:___________________________
R. Andrew Watts
Executive Vice President, Treasurer
& Chief Financial Officer

GRANTEE

______________________________